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                                                                    Exhibit 10.1


                                                          AMENDMENT TO DOCUMENTS


                   AMENDMENT NO. 1 TO BUSINESS LOAN AGREEMENT

     This Amendment No. 1 (the "Amendment") dated as of May 19, 1999, is between Bank of America National Trust and Savings Association (the "Bank") and Cohu, Inc. (the "Borrower").

                                    RECITALS

     A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of June 15, 1998 (the "Agreement").

     B.  The Bank and the Borrower desire to amend the Agreement.

                                    AGREEMENT

     1   DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

     2   AMENDMENTS. The Agreement is hereby amended as follows:

          2.1 In Paragraph 1.2 of the Agreement, the date "MAY 1, 2000" is substituted for the date "MAY 1, 1999".

          2.2 In Paragraph 6.3 of the Agreement, the ratio "2.25:1.0" is substituted for the ratio "1.5:1.0".

          2.3 In Paragraph 6.4 of the Agreement, the amount "ONE HUNDRED THIRTY MILLION DOLLARS ($130,000,000)" is substituted for the amount "ONE HUNDRED TWENTY MILLION DOLLARS ($120,000,000)".

          2.4 A new Paragraph 6.19 is added to the Agreement, which reads in its entirety as follows:

          "6.19 BANK AS PRINCIPAL DEPOSITORY. To maintain the Bank as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts."

          3    REPRESENTATIONS AND WARRANTIES. When the Borrower signs this
Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

          4    EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

          This Amendment is executed as of the date stated at the beginning of this Amendment.

 BANK OF AMERICA                                   Cohu, Inc.
 NATIONAL TRUST AND SAVINGS ASSOCIATION


 X    /s/  Paul M. Tuomanien, Jr.                  X /s/ John H. Allen
-------------------------------------------        ----------------------------
 By: Paul M. Tuomainen, Jr., Vice President        By:  John H. Allen,
                                                   Vice President Finance & CFO